UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 27, 2012 (Date of earliest event reported)
Banyan Rail Services Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

2255 Glades Road, Suite 111-E, Boca Raton, Florida (Address of principal executive offices)	33431 (Zip Code)

561-443-5300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 27, 2012, Banyan Rail Services Inc. (the “Company”) entered into a demand promissory note (the “Note”) with Banyan Holdings LLC (“Banyan Holdings”) in the amount of $225,000 at an annual interest rate of 6%. The proceeds received were used to fund working capital requirements. Gary O. Marino, the Company’s chairman and chief executive officer, is the president of Banyan Holdings and a significant owner of Banyan Holding’s parent company.

The Note is attached to this Form 8-K as an exhibit. The description of the Note above is a summary and is qualified by the full text of the attached document.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 of this current report on Form 8-K are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Demand Promissory Note, dated as of December 27, 2012, by and between Banyan Rail Services Inc. and Banyan Holdings LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc. By:/s/ Christopher J. Hubbert Name: Christopher J. Hubbert Title: Secretary
Dated January 3, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Demand Promissory Note, dated as of December 27, 2012, by and between Banyan Rail Services Inc. and Banyan Holdings LLC.